UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2023

BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.
As of November 1, 2023, Blue Owl Credit Income Corp. (f/k/a Owl Rock Core Income Corp.) (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of November 1, 2023 (number of shares finalized on November 24, 2023)	1,215,160	$11,398,200

Item 8.01. Other Events.

Distribution
On November 20, 2023, the Company’s board of directors declared the monthly distributions payable on or before December 31, 2023, January 31, 2024 and February 29, 2024 to shareholders of records as of November 30, 2023, December 29, 2023, and January 31, 2024. The amount of each such monthly distribution was as follows:

Class of Common Shares	Gross Distribution	Shareholder Servicing Fee(1)	Net Distributions(1)
Class I	$0.0701	$0.0000	$0.0701
Class S	$0.0701	$0.0068	$0.0633
Class D	$0.0701	$0.0020	$0.0681

(1)	Based on October 31, 2023 net asset value.
On November 20, 2023, the Company’s board of directors declared the following special distributions payable on or before January 31, 2024 to shareholders of records as of December 29, 2023:

Class of Common Shares	Gross Distribution		Shareholder Servicing Fee	Net Distributions
Class I	$0.0327	(special distribution)	$0.0000	$0.0327
Class S	$0.0327	(special distribution)	$0.0000	$0.0327
Class D	$0.0327	(special distribution)	$0.0000	$0.0327
Status of the Offering
The Company is currently publicly offering on a continuous basis up to $7.5 billion (the “Current Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”) and previously offered on a continuous basis of up to $2.5 billion (the “Initial Offering” and together with the Current Offering, the “Offering”) in Shares. Additionally the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Common Shares	308,543,246	$2,873,494,163
Class D Common Shares	73,886,569	$684,096,039
Class I Common Shares	509,077,033	$4,702,577,209
Private Offering
Class I Common Shares	26,269,076	$242,528,446
Total Offering and Private Offering*	917,775,924	$8,502,695,857

*
Includes seed capital of $1,000 contributed by Blue Owl Credit Advisors LLC (f/k/a Owl Rock Capital Advisors LLC) (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser.

Recent Blue Owl Credit Transaction Highlights1
In October 2023, Blue Owl Capital Inc. (“Blue Owl”) closed on a $2.8 billion senior secured credit facility as the Administrative Agent supporting Kelso-owned BradyIFS’ acquisition of Envoy Solutions. Blue Owl’s exposure to BradyIFS dates to November 2019 when we financed the initial acquisition by Kelso and we remain amongst the largest lenders to the company. The transaction also included new equity capital from Warburg Pincus and significant rollover equity. BradyIFS is one of the largest distributors and solutions providers in North America, providing specialized supplies and support for facility care (JanSan), foodservice, and packaging to customers in the foodservice, education, healthcare, hospitality, retail and industrial end-markets.

(1)	The information provided, including dollar amounts, represents the aggregated investment of all participating vehicles, including the Company, that are part of Blue Owl’s Credit platform. The final dollar amount of the Company’s portion of the investment will be determined and disclosed in the Company’s future periodic reports.
November 1, 2023 Public Offering Price
In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The November 1, 2023 public offering price for each of our share classes is approximately equal to such class’s NAV per share as of October 31, 2023, plus applicable maximum upfront sales load.

	Net Asset (per share)	Maximum Offering Price (per share)
Class S	$9.36	$9.69
Class D	$9.37	$9.51
Class I	$9.38	$9.38
The average debt-to-equity leverage ratio during the month-to-date period ended October 31, 2023 was 0.82x. The table below summarizes the company’s committed debt capacity and drawn amounts as of October 31, 2023.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$1,845,000	$744,040
SPV Asset Facility I	525,000	525,000
SPV Asset Facility II	1,800,000	1,718,000
SPV Asset Facility III	750,000	522,000
SPV Asset Facility IV	500,000	255,000
SPV Asset Facility V	300,000	200,000
SPV Asset Facility VI	750,000	20,000
CLO VIII	290,000	290,000
CLO XI	260,000	260,000
CLO XII	260,000	260,000
March 2025 Notes	500,000	500,000
September 2026 Notes	350,000	350,000
February 2027 Notes	500,000	500,000
September 2027 Notes	600,000	600,000
June 2028 Notes	650,000	650,000
Total Debt	$9,880,000	$7,394,040
Of the Company’s committed debt capacity, $7.2 billion (72.7%) is in secured floating rate leverage and $2.7 billion (27.3%) is in unsecured fixed rate leverage. Of the Company’s $2.7 billion unsecured fixed rate leverage, $0.6 billion is hedged by centrally cleared interest rate swaps for which we receive fixed rate interest and pay variable rate interest.

Portfolio Update
As of October 31, 2023, we had debt investments in 252 portfolio companies with an aggregate par value of $14.0 billion. As of October 31, 2023, based on par value, our portfolio consisted of 82.1% first lien debt investments, 7.8% second lien debt investments, 1.5% unsecured debt investments, 4.4% preferred equity investments, 2.5% common equity investments, and 1.7% joint ventures. As of October 31, 2023, 98.9% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of October 31, 2023.

Industry	Par ($ in thousands)	% of Par
Healthcare providers and services	$1,941,277	13.7%
Internet software and services	1,592,458	11.4%
Insurance	1,318,364	9.4%
Food and beverage	956,654	6.8%
Business services	871,802	6.2%
Professional services	750,955	5.4%
Healthcare equipment and services	709,444	5.1%
Healthcare technology	693,707	5.0%
Manufacturing	682,621	4.9%
Financial services	531,721	3.8%
Containers and packaging	456,915	3.3%
Distribution	403,878	2.9%
Consumer products	344,804	2.5%
Specialty retail	334,918	2.4%
Buildings and real estate	324,937	2.3%
Advertising and media	310,951	2.2%
Household products	307,955	2.2%
Infrastructure and environmental services	275,190	2.0%
Chemicals	258,972	1.8%
Asset based lending and fund finance	170,858	1.2%
Leisure and entertainment	142,228	1.0%
Human resource support services	134,450	1.0%
Transportation	133,810	1.0%
Education	123,476	0.9%
Automotive	104,581	0.7%
Telecommunications	69,474	0.5%
Aerospace and defense	59,547	0.4%
Energy equipment and services	5,991	0.0%
Total	$14,011,938	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: November 27, 2023	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer